EXHIBIT 99.1

URGENTLY ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

First Quarter Performance Reflects Continued Margin Expansion

VIENNA, VA – May 13, 2024 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, today reported financial results for the first quarter ended March 31, 2024.

“Our first quarter financial performance was in line with our expectations. We made continued progress with our strategic initiatives to drive gross margin expansion through operational efficiencies and disciplined expense management. During the quarter, revenue exceeded our expectations and we delivered gross margin expansion of 4 percentage points, a 19% improvement in GAAP operating loss, and a 6% improvement in non-GAAP operating loss compared to the first quarter of 2023. We see this year as our opportunity to meaningfully advance on our strategy, and we remain focused on positioning our business for profitable growth through optimizing our operating model and enhancing our capital structure. We believe the progress we have made in executing our strategic priorities positions the company for long-term shareholder value creation,” said Matt Booth, CEO of Urgently.

First Quarter 2024 Highlights:

•
Revenue of $40.1 million, a decrease of 19% year over year.
•
Gross profit of $9.4 million, an increase of 1% year over year.
•
Gross margin of 23% compared to 19% in the prior year period.
•
GAAP operating loss of $8.3 million compared to $10.3 million in the prior year period, a decrease of 19%.
•
Non-GAAP operating loss of $5.1 million compared to $5.4 million in the prior year period, a decrease of 6%.
•
Principal debt reduction of $17.5 million to $54.3 million as of March 31, 2024 from $71.8 million as of December 31, 2023.
•
Approximately 231,000 dispatches completed.
•
Consumer satisfaction score of 4.6 out of 5 stars.

Earnings Conference Call

Urgently will host a conference call to discuss the first quarter 2024 financial results on May 13, 2024 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 1-844-825-9789 (USA) or 1-412-317-5180 (International). The conference call replay will be available from 8:00 p.m. Eastern Time on May 13, 2024, through May 27, 2024, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 10188237.

About Urgently

Urgently keeps vehicles and people moving by delivering safe, innovative, and exceptional mobility assistance experiences. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe Non-GAAP Operating Loss is useful to investors in evaluating our operating performance. We use the non-GAAP financial measure to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that the non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, may be helpful to investors because it provides consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP financial measure used by other companies. In addition, other companies, including companies in our industry, may calculate a similarly-titled non-GAAP financial measure differently or may use other measures to evaluate their performance, which could reduce the usefulness of the non-GAAP financial measure presented herein as a tool for comparison.

A reconciliation is provided below for the non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to our most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We define Non-GAAP Operating Loss as operating loss, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs.

For a discussion of Non-GAAP Operating Expenses, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Urgently’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which will be filed with the SEC by May 15, 2024.

Forward Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or Urgently’s future financial or operating performance. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than historical facts, including, without limitation, statements regarding Urgently’s profitability; the expected benefits of the Merger; the market position of the combined company against current and future competitors; and any assumptions underlying any of the foregoing, are forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with our ability to raise funds through future financings and the sufficiency of our cash and cash equivalents to meet our liquidity needs; our history of losses; our limited operating history; our ability to integrate and realize potential benefits from the

Merger; our ability to service our debt and comply with our debt agreements; our ability to retain customers and expand existing customers’ use of our platform; our ability to attract new customers; our ability to expand into new solutions, technologies and geographic regions; our ability to adequately forecast consumer demand and optimize our network of service providers; our ability to compete in the markets in which we participate; our ability to comply with laws and regulations applicable to our business; the ongoing review of our financial statements by our auditors and the potential for further adjustments identified in connection with the completion of audit procedures; and expectations regarding the impact of weather events, natural disasters or health epidemics, including the COVID-19 pandemic and the war between Hamas and Israel, on our business. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission (“SEC”), including in our annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$34,242	$38,256
Marketable securities and short-term deposits	6,505	31,355
Accounts receivable, net	25,719	33,905
Prepaid expenses and other current assets	3,335	4,349
Total current assets	69,801	107,865
Right-of-use assets	2,267	2,437
Property and equipment, net	679	871
Capitalized software costs, net	1,304	—
Intangible assets, net	8,431	9,283
Other non-current assets	886	738
Total assets	$83,368	$121,194

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,073	$4,478
Accrued expenses and other current liabilities	27,075	22,730
Current lease liabilities	677	710
Current portion of long-term debt, net	52,307	3,193
Total current liabilities	84,132	31,111
Long-term lease liabilities	1,890	2,045
Long-term debt, net	—	66,076
Other long-term liabilities	39	12,358
Total liabilities	86,061	111,590
Stockholders’ equity (deficit):
Common stock	13	13
Additional paid-in capital	165,496	164,920
Accumulated deficit	(167,784)	(154,769)
Accumulated other comprehensive loss	(418)	(560)
Total stockholders’ equity (deficit)	(2,693)	9,604
Total liabilities and stockholders’ equity (deficit)	$83,368	$121,194

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$40,092	$49,578
Cost of revenue	30,741	40,319
Gross profit	9,351	9,259
Operating expenses:
Research and development	4,243	3,742
Sales and marketing	2,019	1,072
Operations and support	4,321	7,201
General and administrative	6,014	7,480
Depreciation and amortization	1,102	72
Total operating expenses	17,699	19,567
Operating loss	(8,348)	(10,308)
Other income (expense), net:
Interest expense, net	(3,789)	(10,951)
Change in fair value of derivative and warrant liabilities	—	3,522
Change in fair value of accrued purchase consideration	821	—
Loss on partial debt extinguishment	(1,405)	—
Other expense, net	(255)	(11)
Total other expense, net	(4,628)	(7,440)
Loss before income taxes	(12,976)	(17,748)
Provision for income taxes	39	—
Net loss	$(13,015)	$(17,748)

Loss per share, basic and diluted	$(0.97)	$(114.66)

Non-GAAP Financial Measure: Reconciliation of Operating Loss to Non-GAAP Operating Loss

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating loss	$(8,348)	$(10,308)
Add: Depreciation and amortization expense	1,102	72
Add: Stock-based compensation expense	718	77
Add: Non-recurring transaction costs	726	4,723
Add: Restructuring costs	699	25
Non-GAAP operating loss	$(5,103)	$(5,411)